UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	January 21, 2022
(Date of earliest event reported)

BANK OF HAWAII CORP

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange

Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Preferred Stock, Series A	BOH.PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

Bank of Hawaii’s success largely depends on maintaining stability among its senior executives and properly executing the Company’s well-defined succession planning objectives.  With the retirement of Vice Chair and Chief Commercial Officer Wayne Y. Hamano, named executive officer James C. Polk has assumed the responsibilities of Vice Chair and Chief Banking Officer.  In this new role, Mr. Polk will oversee Commercial Banking, Trust Services Group, Cash Management, Merchant Services and Corporate Facilities.  In recognition of his expanded role, and to ensure that Mr. Polk remains with the Company for the foreseeable future, on January 21, 2022, the Human Resources and Compensation Committee of the Board of Directors of the Company approved a grant to Mr. Polk of 45,704 shares of Restricted Stock pursuant to its Supplemental Restricted Stock Grant Program (“SRSGP”).

As more fully set forth in the SRSGP Restricted Stock Grant Agreement (Performance Based), a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, Mr. Polk is granted a performance-based award in the form of restricted stock with vesting following a four-year performance period, pursuant to the 2014 Stock and Incentive Plan.  For the award to vest, Mr. Polk must remain employed with the Bank through March 31, 2026, and continue to perform at a meets expectations or better level.

The final award amounts will also depend upon the Bank's performance relative to regional bank comparators, as measured by certain performance metrics, over the four-year performance period of 2022-2025.  Mr. Polk will not be eligible for annual equity grants during the performance period.

As the below chart illustrates, the vesting of all awards under the SRSGP will depend upon the Bank’s performance relative to S&P Supercomposite Regional Bank Index comparator companies (excluding banks with assets > $50.0 billion). The percentile rank is determined as the average of the numerical measures with respect to return on common equity and stock price to book ratio over the four-year vesting period SRSGP.

Return on Common Equity and Stock Price to Book Ratio
Financial Performance Criteria Average Percentile Rank	Applicable Percentage
75th and Above (Maximum)	100%
62.5th – 74.99th	75%
50th - 62.49th	50%
Below 50th	0%

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan – SRSGP Restricted Stock Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2022	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary